Exhibit 99.1

CorEnergy Announces Fiscal 2016 Results

KANSAS CITY, Mo. - March 1, 2017 - CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) (“CorEnergy” or the “Company”) today announced financial results for the fiscal year ended December 31, 2016.

Recent Developments

•
Delivered Net Income of $2.14 per common share (basic and diluted), NAREIT Funds from Operations (NAREIT FFO)[1] of $3.54 per share (diluted), Funds from Operations (FFO)[1] of $3.53 per share (diluted) and Adjusted Funds from Operations (AFFO)[1] of $3.93 per share (diluted)

•	Declared common stock dividend of $0.75 per share ($3.00 annualized) for the fourth quarter

•	On November 28, 2016, the U.S. Bankruptcy Court Approved Ultra Petroleum’s assumption of the Pinedale LGS Lease Agreement with no economic changes.

•	On December 30, 2016, the parent company of the tenant of the Grand Isle Gathering System emerged from the U.S. Bankruptcy Court as Energy XXI Gulf Coast, Inc.

•	Entered into an amended agreement with Laclede Gas Company for service on the MoGas Pipeline

•	Provides dividend guidance of $3.00 per common share

“2016 was a year for validation for CorEnergy,” said Chief Executive Officer Dave Schulte, “Our strategy of investing in critical assets with long-term contracts mitigates commodity price risk, thereby demonstrating the resiliency of our revenue and dividends. Looking to 2017, we have significant financial flexibility to execute acquisitions, further diversifying our portfolio, enhancing our dividend stability, and adding potential long-term growth in our investor-friendly REIT structure.”

Fiscal Year 2016 Performance Summary

2016 Total Revenue of $89.3 million increased from $71.3 million in 2015, largely due to the full year of revenue from the Grand Isle Gathering Lease. Net Income attributable to common stockholders for full year 2016 was $25.5 million, or $2.14 per common share (basic and diluted), which increased from $8.5 million, or $0.79 per common share (basic and diluted) in 2015. The increase in net income is largely attributable to the increase in revenue in 2016, as well as the decrease in the provision from loan loss associated with CorEnergy’s Financing Notes from 2015 results. AFFO for the fiscal year 2016 was $52.4 million, or $3.93 per share (diluted), versus an AFFO for fiscal year 2015 of $40.3 million or $3.56 per common share (diluted).

Management uses AFFO as a measure of long-term sustainable operational performance. For completeness, we present other measures of income in the table below:

	Fiscal Year
	Ended December 31, 2016
		Per Share
	Total	Basic	Diluted
Net Income (Attributable to Common Stockholders)[1]	$25,514,763	$2.14	$2.14
NAREIT Funds from Operations (NAREIT FFO)[1]	$45,573,219	$3.83	$3.54
Funds From Operations (FFO)[1]	$45,396,401	$3.81	$3.53
Adjusted Funds From Operations (AFFO)[1]	$52,438,268	$4.41	$3.93

NAREIT FFO, FFO, and AFFO are non-GAAP measures. Reconciliations of NAREIT FFO, FFO and AFFO, as presented, to Net Income Attributable to CorEnergy Stockholders are included at the end of this press release. See Note 1 for additional information.

Portfolio Update

Pinedale Liquids Gathering System: Ultra Petroleum agreed to assume the Lease without amendment, which was approved by the bankruptcy court on November 28, 2016. On February 13, 2017, UPL received court approval of its Disclosure Statement. The confirmation hearing is scheduled to begin on March 14, 2017. CorEnergy will continue to monitor, and take appropriate actions, to the information disclosed throughout the remainder of the bankruptcy proceedings. Our tenant has continued to make timely rental payments in accordance with the lease agreement.

Grand Isle Gathering System: On December 30, 2016, the successor to Energy XXI, Energy XXI Gulf Coast, Inc emerged from Chapter 11 Bankruptcy with an approximately $300 million credit facility after extinguishing $3.6 billion of debt. The new board of directors has announced changes in senior management. EXXI expects its capital expenditure for 2017 to be in the range of $140 to $170 million and to execute numerous recompletions in 2017. Our tenant has continued to make timely rental payments in accordance with the lease agreement.

MoGas Pipeline: Effective March 1, 2017, CorEnergy’s wholly-owned subsidiary, MoGas Pipeline LLC successfully amended and extended its Firm Transportation Services Agreement with Laclede Gas Company (“Laclede”), which currently accounts for approximately 56% of MoGas’ revenue. The agreement extends the termination date from October 31, 2017 to October 31, 2030 and Laclede will continue to hold 62,800 dekatherms per day of firm transportation capacity on MoGas. This service will continue at the full tariff rate of $12.385 per dekatherm per month until October 31, 2018, at which time the rate will be reduced to $6.386 per dekatherm per month for the remainder of the agreement, resulting in a $4.5 million reduction in annual revenues. MoGas, a wholly owned subsidiary of the Company, operates the pipeline network, unlike the majority of CorEnergy’s assets which are leased to an operator under a triple-net participating lease.

CorEnergy expects to offset at least $3 million of the reduction in revenue from Laclede before the reduced rate becomes effective in November 2018. The initiatives to recoup revenues include potential pipeline extensions, leveraging MoGas’ multiple pipeline connections, exploring different supply basin optionality, and other revenue enhancement strategies.

Outlook

CorEnergy believes acquisitions enhance the stability of its operations, reducing risk to existing stockholders because of the diversification benefits and added potential for dividend growth. The Company is evaluating a broad set of infrastructure opportunities and anticipates transacting on one to two acquisitions per year in 2017 and 2018, with a target range of $50 to $250 million per project. CorEnergy intends to finance these acquisitions through the use of capacity on its revolver, partnerships with co-investors, portfolio level debt, and if beneficial to existing stockholders, prudent preferred or common equity issuances. There can be no assurance that any of these acquisition opportunities will result in consummated transactions.

CorEnergy intends to continue paying quarterly dividends of $0.75 per share ($3.00 annualized) based on rents received, pending any unforeseen (i) adverse outcomes of the Ultra Petroleum bankruptcy in 2017, or (ii) inability to materially recoup revenues from the reduction in rates for Laclede’s utilization of the MoGas Pipeline by the end of 2018. The Company targets revenue growth of 1-3% annually from existing contracts. Based on low inflation and current production levels, CorEnergy does not anticipate significant inflation-based or participating rents in 2017.

 “CorEnergy remains well-positioned with critical assets supported by long-term contracts, ample liquidity for future transactions, and the willingness of our manager to waive incentive fees if necessary to support our dividends,” continued Dave Schulte. “We see our business development pipeline growing as capital formation activity in the energy sector resumes. We expect to transact on one to two acquisitions in 2017 and 2018, further mitigating any potential impact from the MoGas contract adjustment by 2019.”

Dividend Declaration

Common Stock: A fourth quarter common stock cash dividend of $0.75 ($3.00 annualized) was declared on January 25, 2017, payable on February 28, 2017. CorEnergy maintains a quarterly common stock dividend payment cycle of February, May, August and November.

Preferred Stock: For the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock, a cash dividend of $0.4609375 per depositary share was declared for the fourth quarter, payable on February 28, 2017. The preferred dividends, which equate to an annual payment of $1.84375 per depositary share, are paid on or about the last day of February, May, August and November.

Fiscal Year 2016 Earnings Conference Call

CorEnergy will host a conference call on Thursday, March 2, 2017, at 1:00 p.m. Central Time to discuss its financial results. Please dial into the call at 877-407-8035 (for international, 1-201-689-8035) approximately five to ten minutes prior to the scheduled start time. The call will also be webcast in a listen-only format. A link to the webcast will be accessible at corenergy.reit.

A replay of the call will be available until 11:59 p.m. Eastern Time on April 2, 2017 by dialing 877-481-4010 (for international, 1-919-882-2331). The Conference ID is 13655589. A replay of the conference call will also be available on the Company’s website.

About CorEnergy Infrastructure Trust, Inc.

CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns essential midstream and downstream energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We seek long-term contracted revenue from operators of our assets, primarily under triple net participating leases. For more information, please visit corenergy.reit.

Forward-Looking Statements

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

With the parent company and tenant of the Pinedale LGS currently reorganizing pursuant to Chapter 11 bankruptcy proceedings, we refer investors to the risk factors in our 10-K filings as to the potential risks associated with unexpired leases.

Contacts

CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Schorgl, 877-699-CORR (2677)
info@corenergy.reit

Notes

1NAREIT FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses of depreciable properties, real estate-related depreciation, amortization (excluding amortization of deferred financing costs or loan origination costs) and after adjustments for unconsolidated partnerships and non-controlling interests. Adjustments for non-controlling interests are calculated on the same basis. FFO as we have presented it here, is derived by further adjusting NAREIT FFO for distributions received from investment securities, income tax expense (benefit) from investment securities, net distributions and dividend income and net realized and unrealized gain or loss on other equity securities. CorEnergy defines AFFO as FFO Adjusted for Securities Investments plus provision from loan losses, net of tax, transaction costs, amortization of debt issuance costs, amortization of deferred leasing costs, accretion of asset retirement obligations, income tax expense (benefit) unrelated to securities investments and provision for loan losses, above market rent, noncash costs associated with derivative instruments and certain costs of non-recurring nature, less maintenance, capital expenditures (if any), amortization of debt premium and other adjustments as deemed appropriate by management. Reconciliations of NAREIT FFO, FFO Adjusted for Securities Investments and AFFO to Adjusted EBITDA and to Net Income Attributable to Common Stockholders are included in the additional financial information attached to this press release.

CorEnergy Infrastructure Trust, Inc.
Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
Assets
Leased property, net of accumulated depreciation of $52,219,717 and $33,869,263	$489,258,369	$509,226,215
Property and equipment, net of accumulated depreciation of $9,292,712 and $5,948,988	116,412,806	119,629,978
Financing notes and related accrued interest receivable, net of reserve of $4,100,000 and $13,784,137	1,500,000	7,675,626
Other equity securities, at fair value	9,287,209	8,393,683
Cash and cash equivalents	7,895,084	14,618,740
Accounts and other receivables	19,415,666	10,431,240
Deferred costs, net of accumulated amortization of $2,261,151 and $2,717,609	3,132,050	4,187,271
Prepaid expenses and other assets	354,230	491,024
Deferred tax asset	1,758,289	1,606,976
Goodwill	1,718,868	1,718,868
Total Assets	$650,732,571	$677,979,621
Liabilities and Equity
Secured credit facilities, net (including $8,860,577 and $0 with related party)	$89,387,985	$105,440,842
Unsecured convertible senior notes, net of discount and debt issuance costs of $2,755,105 and $3,576,090	111,244,895	111,423,910
Asset retirement obligation	11,882,943	12,839,042
Accounts payable and other accrued liabilities	2,416,283	2,317,774
Management fees payable	1,735,024	1,763,747
Unearned revenue	155,961	—
Total Liabilities	$216,823,091	$233,785,315
Equity
Series A Cumulative Redeemable Preferred Stock 7.375%, $56,250,000 liquidation preference ($2,500 per share, $0.001 par value), 10,000,000 authorized; 22,500 issued and outstanding at December 31, 2016, and December 31, 2015	$56,250,000	56,250,000
Capital stock, non-convertible, $0.001 par value; 11,886,216 and 11,939,697 shares issued and outstanding at December 31, 2016, and December 31, 2015 (100,000,000 shares authorized)	11,886	11,940
Additional paid-in capital	350,217,746	361,581,507
Accumulated other comprehensive income (loss)	(11,196)	190,797
Total CorEnergy Equity	406,468,436	418,034,244
Non-controlling Interest	27,441,044	26,160,062
Total Equity	433,909,480	444,194,306
Total Liabilities and Equity	$650,732,571	$677,979,621

CorEnergy Infrastructure Trust, Inc.
Consolidated Statements of Income

	For the Years Ended December 31,
	2016	2015	2014
Revenue
Lease revenue	$67,994,130	$48,086,072	28,223,765
Transportation and distribution revenue	21,094,112	14,345,269	1,298,093
Financing revenue	162,344	1,697,550	1,077,813
Sales revenue	—	7,160,044	9,708,902
Total Revenue	89,250,586	71,288,935	40,308,573
Expenses
Transportation and distribution expenses	6,463,348	4,609,725	1,299,782
Cost of Sales	—	2,819,212	7,291,968
General and administrative	12,270,380	9,745,704	7,872,753
Depreciation, amortization and ARO accretion expense	22,522,871	18,766,551	13,195,255
Provision for loan loss and disposition	5,014,466	13,784,137	—
Total Expenses	46,271,065	49,725,329	29,659,758
Operating Income	$42,979,521	$21,563,606	$10,648,815
Other Income (Expense)
Net distributions and dividend income	$1,140,824	$1,270,755	1,836,783
Net realized and unrealized gain (loss) on other equity securities	824,482	(1,063,613)	(466,026)
Interest expense	(14,417,839)	(9,781,184)	(3,675,122)
Total Other Expense	(12,452,533)	(9,574,042)	(2,304,365)
Income before income taxes	30,526,988	11,989,564	8,344,450
Taxes
Current tax expense (benefit)	(313,107)	922,010	3,843,937
Deferred tax benefit	(151,313)	(2,869,563)	(4,069,500)
Income tax benefit, net	(464,420)	(1,947,553)	(225,563)
Net Income	30,991,408	13,937,117	8,570,013
Less: Net Income attributable to non-controlling interest	1,328,208	1,617,206	1,556,157
Net Income attributable to CorEnergy Stockholders	$29,663,200	$12,319,911	$7,013,856
Preferred dividend requirements	4,148,437	3,848,828	—
Net Income attributable to Common Stockholders	$25,514,763	$8,471,083	$7,013,856

Net Income	$30,991,408	$13,937,117	8,570,013
Other comprehensive income (loss):
Changes in fair value of qualifying hedges attributable to CorEnergy stockholders	(201,993)	(262,505)	(324,101)
Changes in fair value of qualifying hedges attributable to non-controlling interest	(47,226)	(61,375)	(75,780)
Net Change in Other Comprehensive Loss	$(249,219)	$(323,880)	$(399,881)
Total Comprehensive Income	30,742,189	13,613,237	8,170,132
Less: Comprehensive income attributable to non-controlling interest	1,280,982	1,555,831	1,480,377
Comprehensive Income attributable to CorEnergy Stockholders	$29,461,207	$12,057,406	$6,689,755
Earnings Per Common Share:
Basic	$2.14	$0.79	1.06
Diluted	$2.14	$0.79	1.06
Weighted Average Shares of Common Stock Outstanding:
Basic	11,901,985	10,685,892	6,605,715
Diluted	11,901,985	10,685,892	6,605,715
Dividends declared per share	$3.000	$2.750	$2.570

CorEnergy Infrastructure Trust, Inc.
Consolidated Statements of Cash Flows (Unaudited)

	For the Years Ended December 31,
	2016	2015	2014
Operating Activities
Net Income	$30,991,408	$13,937,117	$8,570,013
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax, net	(151,313)	(2,869,563)	(4,069,500)
Depreciation, amortization and ARO accretion	24,548,350	20,662,297	14,289,017
Provision for loan loss	5,014,466	13,784,137	—
Gain on repurchase of convertible debt	(71,702)	—	—
Net distributions and dividend income, including recharacterization of income	(117,004)	(371,323)	960,384
Net realized and unrealized (gain) loss on other equity securities	(781,153)	1,063,613	(1,357,496)
Unrealized gain on derivative contract	(75,591)	(70,333)	(70,720)
Settlement of derivative contract	(95,319)	—	—
Common stock issued under directors compensation plan	60,000	90,000	30,000
Changes in assets and liabilities:
Increase in accounts and other receivables	(8,534,426)	(2,273,092)	(383,306)
Decrease (increase) in financing note accrued interest receivable	95,114	(355,208)	—
Decrease (increase) in prepaid expenses and other assets	329,735	(37,462)	96,743
(Decrease) increase in management fee payable	(28,723)	599,348	468,961
Decrease in accounts payable and other accrued liabilities	(231,151)	(847,683)	(2,276,773)
Increase (decrease) in unearned revenue	155,961	(711,230)	711,230
Net cash provided by operating activities	$51,108,652	$42,600,618	$16,968,553
Investing Activities
Proceeds from sale of long-term investment in other equity securities	—	—	10,806,879
Proceeds from assets and liabilities held for sale	644,934	7,678,246	—
Deferred lease costs	—	(336,141)	—
Acquisition expenditures	—	(251,513,344)	(168,204,309)
Purchases of property and equipment, net	(191,926)	(138,918)	(11,970)
Proceeds from asset foreclosure and sale	223,451	—	948
Increase in financing notes receivable	(202,000)	(524,037)	(20,648,714)
Principal payment on financing note receivable	—	100,000	—
Return of capital on distributions received	4,631	121,578	981,373
Net cash provided (used) by investing activities	$479,090	$(244,612,616)	$(177,075,793)
Financing Activities
Debt financing costs	(193,000)	(1,617,991)	(3,269,429)
Net offering proceeds on Series A preferred stock	—	54,210,476	—
Net offering proceeds on common stock	—	73,184,679	141,797,913
Net offering proceeds on convertible debt	—	111,262,500	—
Repurchases of common stock	(2,041,851)	—	—
Repurchases of convertible debt	(899,960)	—	—
Dividends paid on Series A preferred stock	(4,148,437)	(3,503,125)	—
Dividends paid on common stock	(34,896,727)	(28,528,224)	(15,187,976)
Distributions to non-controlling interest	—	(2,486,464)	(2,737,712)
Advances on revolving line of credit	44,000,000	45,392,332	34,676,948
Payments on revolving line of credit	—	(77,533,609)	(2,617,606)
Proceeds from term debt	—	45,000,000	—
Principal payments on secured credit facilities	(60,131,423)	(6,328,000)	(2,940,000)
Net cash (used) provided by financing activities	$(58,311,398)	$209,052,574	$149,722,138
Net Change in Cash and Cash Equivalents	$(6,723,656)	$7,040,576	$(10,385,102)
Cash and Cash Equivalents at beginning of period	14,618,740	7,578,164	17,963,266
Cash and Cash Equivalents at end of period	$7,895,084	$14,618,740	$7,578,164

Supplemental Disclosure of Cash Flow Information
Interest paid	$12,900,901	$7,873,333	$2,762,903
Income taxes paid (net of refunds)	$37,736	$747,406	$3,260,576

Non-Cash Investing Activities
Change in accounts and other receivables	$(450,000)	$—	$—
Change in accounts payable and accrued expenses related to acquisition expenditures	$—	$(614,880)	$270,615
Change in accounts payable and accrued expenses related to issuance of financing and other notes receivable	$—	$(39,248)	$39,248
Net change in Assets Held for Sale, Property and equipment, Prepaid expenses and other assets, Accounts payable and other accrued liabilities and Liabilities held for sale	$(1,776,549)	$—	$—

Non-Cash Financing Activities
Change in accounts payable and accrued expenses related to the issuance of common equity	$—	$(72,685)	$72,685
Change in accounts payable and accrued expenses related to debt financing costs	$—	$(43,039)	$(176,961)
Reinvestment of distributions by common stockholders in additional common shares	$815,889	$817,915	$140,108

NAREIT FFO, FFO Adjusted for Securities Investment and AFFO Reconciliation

	For the Years Ended December 31,
	2016	2015	2014
Net Income attributable to CorEnergy Stockholders	$29,663,200	$12,319,911	$7,013,856
Less:
Preferred Dividend Requirements	4,148,437	3,848,828	—
Net Income attributable to Common Stockholders	25,514,763	8,471,083	7,013,856
Add:
Depreciation	21,704,275	18,351,011	13,133,886
Less:
Non-Controlling Interest attributable to NAREIT FFO reconciling items	1,645,819	1,645,819	1,645,820
NAREIT funds from operations (NAREIT FFO)	45,573,219	25,176,275	18,501,922
Add:
Distributions received from investment securities	1,028,452	1,021,010	1,941,757
Income tax expense (benefit) from investment securities	760,036	(196,270)	656,498
Less:
Net distributions and dividend income	1,140,824	1,270,755	1,823,522
Net realized and unrealized gain (loss) on other equity securities	824,482	(1,063,613)	(466,026)
Funds from operations adjusted for securities investments (FFO)	45,396,401	25,793,873	19,742,681
Add:
Provision for loan losses, net of tax	4,409,359	12,526,701	—
Transaction costs	520,487	870,128	929,188
Amortization of debt issuance costs	2,025,478	1,822,760	801,825
Amortization of deferred lease costs	91,932	76,498	61,369
Accretion of asset retirement obligation	726,664	339,042	—
Income tax benefit	(619,349)	(493,847)	(882,061)
Amortization of above market leases	—	72,987	291,937
Unrealized gain associated with derivative instruments	(75,591)	(70,333)	(70,720)
Less:
EIP Lease Adjustment (1)	—	542,809	2,171,236
Non-Controlling Interest attributable to AFFO reconciling items	37,113	88,645	92,785
Adjusted funds from operations (AFFO)	$52,438,268	$40,306,355	$18,610,198

Weighted Average Shares of Common Stock Outstanding:
Basic	11,901,985	10,685,892	6,605,715
Diluted (2)	15,368,370	12,461,733	6,605,715
NAREIT FFO attributable to Common Stockholders
Basic	$3.83	$2.36	$2.80
Diluted (2)	$3.54	$2.35	$2.80
FFO attributable to Common Stockholders
Basic	$3.81	$2.41	$2.99
Diluted (2)	$3.53	$2.40	$2.99
AFFO attributable to Common Stockholders
Basic	$4.41	$3.77	$2.82
Diluted (2)	$3.93	$3.56	$2.82

(1) Based on the economic return to CorEnergy resulting from the sale of our 40 percent undivided interest in EIP, we determined that it was appropriate to eliminate the portion of EIP lease income attributable to return of capital, as a means to more accurately reflect the EIP lease revenue contribution to CorEnergy-sustainable AFFO. CorEnergy believes that the portion of the EIP lease revenue attributable to return of capital, unless adjusted, overstates CorEnergy's distribution-paying capabilities and is not representative of sustainable EIP income over the life of the lease. The Company completed the sale of EIP on April 1, 2015.

(2) The number of weighted average diluted shares represents the total diluted shares for periods when the Convertible Notes were dilutive in the per share amounts presented. For periods presented without per share dilution, the number of weighted average diluted shares for the period is equal to the number of weighted average basic shares presented.